   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1999

                                                      REGISTRATION NO. 333-88417
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                               INAMED CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                           -------------------------

              DELAWARE                               3842                              59-0920629
  (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)             IDENTIFICATION NUMBER)

                           -------------------------

                          5540 EKWILL STREET, SUITE D
                        SANTA BARBARA, CALIFORNIA 93111
                                 (805) 692-5400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                           -------------------------

                            DAVID E. BAMBERGER, ESQ.
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                               INAMED CORPORATION
                            11 PENN PLAZA, SUITE 946
                               NEW YORK, NY 10001
                                 (212) 273-3430
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                           -------------------------

                                WITH A COPY TO:

               LAWRENCE LEDERMAN, ESQ.                              ALEXANDER D. LYNCH, ESQ.
            ARNOLD B. PEINADO, III, ESQ.                             SCOTT L. KAUFMAN, ESQ.
         MILBANK, TWEED, HADLEY & MCCLOY LLP                     BROBECK, PHLEGER & HARRISON LLP
              ONE CHASE MANHATTAN PLAZA                             1633 BROADWAY, 47TH FLOOR
              NEW YORK, NEW YORK 10005                              NEW YORK, NEW YORK 10019
                   (212) 530-5000                                        (212) 581-1600

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                          AMOUNT             PROPOSED MAXIMUM              PROPOSED
     TITLE OF EACH CLASS OF               TO BE               OFFERING PRICE          MAXIMUM AGGREGATE           AMOUNT OF
   SECURITIES TO BE REGISTERED          REGISTERED             PER UNIT(1)            OFFERING PRICE(1)      REGISTRATION FEE(2)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per
  share..........................       3,450,000               $25.56(3)                $88,182,000              $24,514.60
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

(2) Includes $18,862.30 previously paid.

(3) Closing price on October 22, 1999.
                           -------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by Inamed Corporation, Inc. (the "Registrant") in connection with the sale of the common stock being offered by the Registrant.

                                                              AMOUNT TO
                                                               BE PAID
                                                              ----------
SEC registration fee........................................  $   24,515
NASD filing fee.............................................       9,318
Legal fees and expenses.....................................     665,000
Accounting fees and expenses................................     200,000
Printing expenses...........................................     200,000
Transfer agent fees.........................................       5,000
Miscellaneous...............................................      96,167
                                                              ----------
          Total.............................................  $1,200,000
                                                              ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit. Article Fifteenth of the Restated Certificate of Incorporation of the Registrant provides that, to the fullest extent permitted by the DGCL, no director of the Registrant shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director.

     The bylaws of the Registrant provide for the indemnification of directors and officers on an individual basis upon a determination by the Board of Directors that actions by a director or officer meet a certain standard of conduct.

     Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer has no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that (i) to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; and (ii) indemnification and advancement of expenses provided for, by or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled In addition, Section 145 empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

ITEM 16.  EXHIBITS


EXHIBIT
NUMBER                        EXHIBIT DESCRIPTION
-------                       -------------------
  1.1     Form of Underwriting Agreement.
  2.1     Agreement and Plan of Merger dated as of December 22, 1998 by and between Inamed Corporation and Inamed Corporation
          (Delaware). (Incorporated herein by reference to Exhibit 2.1 of the Registrant's Current Report on Form 8-K filed with
          the Commission on December 30, 1998).
  2.2     Agreement and Plan of Merger, dated as of July 31, 1999, by and among Inamed Corporation, Inamed Acquisition Corporation and Collagen Aesthetics, Inc. (Incorporated herein by
          reference to Exhibit (c)(1) to Schedule 14D-1 filed by
          Inamed Corporation and Inamed Acquisition Corporation with the Commission on August 4, 1999).
  3.1     Registrant's Restated Certificate of Incorporation, as
          amended, December 22, 1998. (Incorporated herein by
          reference to Exhibit 3.1 of the Registrant's Financial
          Report on Form 10-K for the year ended December 31, 1998
          (Commission File No. 1-9741)).
  3.2     Registrant's By-Laws, as amended December 22, 1998
          (Incorporated herein by reference to Exhibit 3.2 of the
          Registrant's Financial Report on Form 10-K for the year
          ended December 31, 1998 (Commission File No. 1-9741)).
  4.1     Specimen Stock Certificate for Inamed Corporation Common
          Stock, par value $0.01 per share.
  5.1     Form of Opinion of Milbank, Tweed, Hadley & McCloy LLP with respect to the validity of securities being offered.
  8.1     Form of Tax Opinion of Milbank, Tweed, Hadley & McCloy LLP.

EXHIBIT
NUMBER                        EXHIBIT DESCRIPTION
-------                       -------------------
 16.1     Letter from Coopers & Lybrand L.L.P. dated March 6, 1998.
          (Incorporated herein by reference to Exhibit 16.1 of the
          Registrant's Current Report on Form 8-K/A filed with the
          Commission on March 27, 1998).
 16.2     Letter from Coopers & Lybrand L.L.P. dated March 25, 1998.
          (Incorporated herein by reference to Exhibit 16.2 of the
          Registrant's Current Report on Form 8-K/A filed with the
          Commission on March 27, 1998).
 23.1     Consent of Milbank, Tweed, Hadley & McCloy LLP (included in
          Exhibits 5.1 and 8.1).
*23.2     Consent of BDO Seidman, LLP.
*23.3     Consent of Ernst & Young LLP, independent auditors.
*24       Power of Attorney.
*27.1     Financial Data Schedule as of September 30, 1999.
*27.2     Financial Data Schedule as of December 31, 1998.
 99.1     Order and Financial Judgment Certifying Inamed Settlement
          Class, Approving Class Settlement, and Dismissing Claims
          against Inamed and Released Parties dated February 1, 1999.
          (Incorporated herein by reference to Exhibit 99.1 of the
          Company's Financial Report From 10-K for the year ended
          December 31, 1998 (Commission File No. 1-9741).
 99.2     Order Instituting Proceedings Pursuant to Section 21C of the
          Securities Exchange Act of 1934, Making Findings and
          Imposing a Cease-and-Desist Order dated August 17, 1999
          (Administrative Proceeding File No. 3-9976).
*99.3     Offer of Settlement of Inamed Corporation dated July 21,
          1999.


---------------

* Previously filed.


ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933, shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on November 12, 1999.


                                          INAMED CORPORATION

                                          By: /s/ ILAN K. REICH
                                          --------------------------------------
                                          Name: Ilan K. Reich
                                          Title:  Director and President

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act, this Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                                       TITLE                    DATE
---------                                                       -----                    ----
*                                                    Chairman of the Board of      November 12, 1999
---------------------------------------------------    Directors and Chief
Richard G. Babbitt                                     Executive Officer

*                                                    Director                      November 12, 1999
---------------------------------------------------
James E. Bolin

*                                                    Director                      November 12, 1999
---------------------------------------------------
Malcolm R. Currie, Ph.D.

/s/ ILAN K. REICH                                    Director and President        November 12, 1999
---------------------------------------------------
Ilan K. Reich

*                                                    Director                      November 12, 1999
---------------------------------------------------
Mitchell S. Rosenthal, M.D.

*                                                    Director                      November 12, 1999
---------------------------------------------------
David A. Tepper

*                                                    Director                      November 12, 1999
---------------------------------------------------
John E. Williams, M.D.

*                                                    Senior Vice President and     November 12, 1999
---------------------------------------------------    Chief Financial Officer
Michael J. Doty
*By: /s/ ILAN K. REICH
---------------------------------------------------
Ilan K. Reich
Attorney-in-Fact

                                 EXHIBIT INDEX

ITEM 16.  EXHIBITS


EXHIBIT
NUMBER                       EXHIBIT DESCRIPTION
-------                      -------------------
  1.1    Form of Underwriting Agreement.
  2.1    Agreement and Plan of Merger dated as of December 22, 1998 by and between Inamed Corporation and Inamed Corporation
         (Delaware). (Incorporated herein by reference to Exhibit 2.1 of the Registrant's Current Report on Form 8-K filed with
         the Commission on December 30, 1998).
  2.2    Agreement and Plan of Merger, dated as of July 31, 1999, by and among Inamed Corporation, Inamed Acquisition Corporation and Collagen Aesthetics, Inc. (Incorporated herein by
         reference to Exhibit (c)(1) to Schedule 14D-1 filed by
         Inamed Corporation and Inamed Acquisition Corporation with the Commission on August 4, 1999).
  3.1    Registrant's Restated Certificate of Incorporation, as
         amended, December 22, 1998. (Incorporated herein by
         reference to Exhibit 3.1 of the Registrant's Financial
         Report on Form 10-K for the year ended December 31, 1998
         (Commission File No. 1-9741)).
  3.2    Registrant's By-Laws, as amended December 22, 1998
         (Incorporated herein by reference to Exhibit 3.2 of the
         Registrant's Financial Report on Form 10-K for the year
         ended December 31, 1998 (Commission File No. 1-9741)).
  4.1    Specimen Stock Certificate for Inamed Corporation Common
         Stock, par value $0.01 per share.
  5.1    Form of Opinion of Milbank, Tweed, Hadley & McCloy LLP with respect to the validity of securities being offered.
  8.1    Form of Tax Opinion of Milbank, Tweed, Hadley & McCloy LLP.
 16.1    Letter from Coopers & Lybrand L.L.P. dated March 6, 1998.
         (Incorporated herein by reference to Exhibit 16.1 of the
         Registrant's Current Report on Form 8-K/A filed with the
         Commission on March 27, 1998).
 16.2    Letter from Coopers & Lybrand L.L.P. dated March 25, 1998.
         (Incorporated herein by reference to Exhibit 16.2 of the
         Registrant's Current Report on Form 8-K/A filed with the
         Commission on March 27, 1998).
 23.1    Consent of Milbank, Tweed, Hadley & McCloy LLP (included in
         Exhibits 5.1 and 8.1).
*23.2    Consent of BDO Seidman, LLP.
*23.3    Consent of Ernst & Young LLP, independent auditors.
*24      Power of Attorney (included on the signature page of this
         Registration Statement).
*27.1    Financial Data Schedule as of September 30, 1999.
*27.2    Financial Data Schedule as of December 31, 1998.
 99.1    Order and Financial Judgment Certifying Inamed Settlement
         Class, Approving Class Settlement, and Dismissing Claims
         against Inamed and Released Parties dated February 1, 1999.
         (Incorporated herein by reference to Exhibit 99.1 of the
         Company's Financial Report From 10-K for the year ended
         December 31, 1998 (Commission File No. 1-9741).
 99.2    Order Instituting Proceedings Pursuant to Section 21C of the
         Securities Exchange Act of 1934, Making Findings and
         Imposing a Cease-and-Desist Order dated August 17, 1999
         (Administrative Proceeding File No. 3-9976).
*99.3    Offer of Settlement of Inamed Corporation dated July 21,
         1999.


---------------

* Previously filed.